UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12


                          Commission File No. 33-18978
                          ----------------------------

                         TEL-INSTRUMENT ELECTRONICS CORP
                 ----------------------------------------------
                (Name of Registrant as specified in its charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

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     4) Date Filed:

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                                                                               1

                         Tel-Instrument Electronics Corp
                                 728 Garden St.
                               Carlstadt, NJ 07072

--------------------------------------------------------------------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                December 6, 2006

          The Annual Meeting of shareholders of Tel-Instrument Electronics Corp, will be held at the Company's principal office, 728 Garden St., Carlstadt, NJ, on Wednesday, December 6, 2006 at 4:00 p.m. EST, for the following purposes:

               1.   To elect six directors for one year terms.

               2. To ratify the appointment of BDO Seidman, LLP as the Company's Independent Registered Public Accounting firm for the fiscal year ending March 31, 2007.

               3. To ratify the Company's 2006 Employees Stock Option Plan under which 250,000 shares of common stock will be reserved for issuance.

               4. To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

          Shareholders of record at the close of business on October 30, 2006, are entitled to notice of, and to vote at, the meeting or at any adjournment thereof.

          Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed proxy card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

          This Proxy Statement and the accompanying form of Proxy Card are first being mailed on or about November 3, 2006 to Stockholders entitled to vote. The Company's annual report for fiscal 2006 and quarterly report for the June 30, 2006 quarter, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy soliciting materials.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/  Harold K. Fletcher
                                            ------------------------------------
                                                 Harold K. Fletcher
                                                 Chairman of the Board

Carlstadt, NJ
November 3, 2006

                                TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING................................4
   Proxies....................................................................4
   Record Date and Outstanding Common Stock...................................4
   Voting and Solicitation....................................................5
   Revocability of Proxies....................................................5
   Householding of Proxy Materials............................................5

PROPOSAL NO. 1 - ELECTION OF DIRECTORS........................................6
   General....................................................................6
   Vote Required..............................................................6
   Information Regarding the Nominees.........................................7

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES...........................8
   Code of Conduct............................................................8
   Audit Committee............................................................8
   Compensation Committee.....................................................9
   Nominating Committee.......................................................9
   Compensation of Directors.................................................10
   Compliance with Section 16(a) Beneficial Ownership Reporting..............10

PROPOSAL NO. 2 -RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............................11
   Fees Paid to BDO Seidman, LLP.............................................11
   Audit Committee Pre-Approval Policy of Audit and Permissible
   Non-Audit Services........................................................12
   Audit Committee Report....................................................12

PROPOSAL NO. 3 -RATIFICATION OF THE 2006 EMPLOYEES STOCK
OPTION  PLAN ............................................................... 13

SECURITY OWNERSHIP...........................................................14

COMPENSATION COMMITTEE INTERLOCKS AND  INSIDER PARTICIPATION.................16

COMPENSATION COMMITTEE REPORT................................................16

EXECUTIVE COMPENSATION PLAN..................................................19

PERFORMANCE GRAPH............................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................23

SHAREHOLDER PROPOSALS........................................................24

ANNUAL REPORT
..............................................................................25

                         Tel-Instrument Electronics Corp
                                 728 Garden St.
                               Carlstadt, NJ 07072

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                December 6, 2006
--------------------------------------------------------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING
                 ----------------------------------------------

Proxies
-------

          This Proxy Statement is furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp (the "Company") for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, December 6, 2006 at the Company's facilities at 728 Garden St., Carlstadt, NJ, or at any adjournment or postponement thereof. The Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 2006, and our Quarterly Report for the quarter ended June 30, 2006, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

          You may vote at the meeting in person or by proxy. We recommend that you vote by proxy, even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

          All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted for the election of the nominees for director named herein, for the ratification of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2007, and for the ratification of the 2006 Employees Stock Option Plan. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting hereunder, will have discretion to vote on such matters in accordance with their best judgment. The Company is unaware of any matters which will be submitted to Shareholders for action, other than as stated in the Proxy card.

          The Notice of Annual Meeting, this Proxy Statement, and the related proxy card are first being mailed to shareholders on or about November 3, 2006.

Record Date and Outstanding Common Stock
----------------------------------------

          The Board of Directors has fixed the close of business on October 30, 2006, as the Record Date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 2,299,881 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation
-----------------------

          Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders are entitled to vote their shares for each proposal, but do not have the right to cumulate votes in the election of directors.

          The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting. An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum, is necessary to adopt any matter submitted for vote. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

          Proxies on which no specification has been made, including broker non votes, will be counted for quorum purposes and voted for the election of the nominees listed below, the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm and the ratification of the 2006 Employees Stock Option Plan. If any other matters are properly raised at the meeting, we will use our best judgment in voting your proxy. As of the date of this Proxy Statement, we are unaware of any other matters to be voted on. If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast "against" the proposal.

          Tel will pay the expenses incurred in connection with the solicitation of proxies, and we are soliciting proxies principally by mail. In addition, directors, officers, and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the record date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies
-----------------------

          Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by (a) executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp, 728 Garden St., Carlstadt, NJ 07072, Attn: Joseph P. Macaluso. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Householding of Proxy Materials
-------------------------------

          In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

          If you share an address with another stockholder and receive only one set of proxy materials and would like a separate copy of these materials, please send your request to the Company, 728 Garden Street, Carlstadt, NJ, Attn: Joseph
P. Macaluso.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS
                      -------------------------------------

General
-------

          The Board consists of six directors elected annually. The six director candidates named below have been nominated for one-year terms. Please see "Nominating Committee" below for the Company's nominating procedures.

          Each candidate currently serves as a director. None of the candidates, except Harold K. Fletcher, Chairman of the Board and CEO of the Company, Robert
J. Melnick, Vice President, and Jeffrey O'Hara, Chief Operating Officer, are employed by the Company. Directors are elected annually, and until their successors have been elected and qualified.

          Pursuant to the By-Laws, the directors may elect a director to fill a term until the following Annual Meeting of Shareholders, providing there is an opening.

          It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for each of the six nominees (unless authority is withheld). If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required
-------------

          The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting where a quorum is present, shall be elected to the Board of Directors. Officers and directors, owning over 50% of the outstanding Common Stock (See "Security Ownership" below), have stated that they will vote their shares for the six nominees listed below. The Board of Directors recommends that shareholders vote FOR the nominees listed below. Unless you indicate otherwise, your proxy will be voted for the election of the six nominees listed below.

Information Regarding the Nominees
----------------------------------

                                                                        Director
     Name (age)                      Position                             Since
     ----------                      --------                             -----

     Harold K. Fletcher (1)          Chairman
           (81)                      of the Board,                         1982
                                     President and Chief
                                     Executive Officer of the
                                     Company since 1982;

     George J. Leon                  Director; Investment                  1986
           (62)                      Manager and beneficiary of
                                     the George Leon Family Trust
                                     (investments) since 1993;

     Robert J. Melnick               Director; Vice President of           1998
           (72)                      the Company since 1999; Marketing
                                     and Management Consultant for
                                     the Company since 1991;

     Jeffrey C. O'Hara, CPA (1)      Director; Chief Operating Officer     1998
           (48)                      since April 2006; and Vice President
                                     of the Company since August, 2005.
                                     Independent Financial Consultant
                                     from 2001; Chief  Financial
                                     Officer from 1999-2000
                                     of Alarm Security Group;

     Robert A. Rice                  Director; President and               2004
            (51)                     Owner of Spurwink Cordage, Inc since
                                     1998 (textile manufacturing).


     Robert H. Walker                Director; Currently and since 1990    1984
           (70)                      member of  Board of Directors of
                                     Robotic Vision Systems, Inc. (RVSI),
                                     Executive Vice President of RVSI,
                                     1983-1998.


     (1)  Mr. O'Hara is the son-in-law of Mr. Harold K. Fletcher.

               CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES
               ---------------------------------------------------

          The Board of Directors is responsible for supervision of the overall affairs of the Company. The Board held 8 meetings during the fiscal year 2006 and each of the incumbent directors attended all the Board meetings. All of the directors attended the Annual Meeting in 2005. Three of the six Directors are independent under Section 121(A) of the Rules of the American Stock Exchange (the "Amex").

          To assist it in carrying out its duties, the Board has delegated certain authority to committees. The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three Directors who are independent under Section 121(A) of the Rules of the Amex. Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct
---------------

          The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years. In fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC and the Amex. The Code applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, 728 Garden Street, Carlstadt, NJ 07072, Attn: Joseph P. Macaluso.

Audit Committee
---------------

          The Audit Committee is responsible for reviewing the Company's financial statements and overseeing the Company's accounting, audits, internal controls, and adherence to its Business Conduct Guidelines. The Committee also appoints and recommends to the Board of Directors the selection of the Company's independent registered public accounting firm and reviews and evaluates the independent registered public accountants' compensation, services performed, and procedures for ensuring its independence with respect to the Company. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed with the Company's 2005 Proxy Statement. The Committee's report is set forth below.

          During fiscal 2006, the Audit Committee was composed of Messrs. Robert
H. Walker, George J. Leon, and Robert A. Rice, who are not officers or employees of the Company, and all members of the Committee attended all four of the Audit Committee meetings. In the opinion of the Board, and as "independent" is defined under the listing standards of the Amex, and the Securities Exchange Act of 1934, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee. Mr. Walker is a financial expert as defined in the act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and its principal accounting officer for over 15 years.

Compensation Committee
----------------------

          The Compensation Committee, which consisted during fiscal 2006 of George J. Leon and Robert H. Walker, is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including Keyman incentive compensation and stock option grants, for management and employees.

          The Compensation Committee's Report is set forth below. The Compensation Committee met three times during the 2006 fiscal year, and all members attended all meetings. Messrs. Leon and Walker are independent, as defined in the Amex Rules.

Nominating Committee
--------------------

          On September 29, 2004, the Board of Directors designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under the Rules of the Amex, to act as a Nominating Committee of the Board pursuant to a "Procedures Resolution" adopted by the Board. A copy of this Procedures Resolution was attached to the 2005 Proxy Statement as Exhibit A.

          The Nominating Committee has continued the Company's past practice of the independent directors meeting prior to the Annual Shareholder's Meeting, and at any other time appropriate, to consider candidates for nominees as directors.

          Candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment. In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company's business to changing needs in our society. In order to identify director candidates, the Committee relies on its and the Board's personal business experience and contacts, and its evaluation of any recommended candidates. The Committee does not intend to retain consultants to identify candidates, or to pay fees in this connection.

          The Board of Directors unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board or to director candidates recommended by Shareholders, because (a) the officers and directors own over 50% of the outstanding shares, (b) the remaining shares are limited and relatively widely held, and (c) Shareholders have not submitted recommendations or comments in the past. The Nominating Committee will consider any Shareholder communication and any recommendations, if made in accordance with the following paragraph, by Shareholders owning more than 5% of the outstanding stock for over 1 year, and will make its recommendations for nominees based on the criteria set forth above.

          If a shareholder (or shareholders), who has owned at least 5% of the outstanding Common Stock, for at least 1 year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2007 annual meeting, he may send his recommendation to the Company, Attention: Joseph P. Macaluso, not later than July 5, 2007. The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above. The Committee will consider shareholder recommendations, but is not obligated to submit the recommendations to the Board or the shareholders.

          The six candidates for Directors being submitted to Shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Directors
-------------------------

          Directors who are not employees or officers of the Company, receive $1,250 in cash and options, at the then market price, to purchase 1,000 shares, for attendance at each in-person meeting, and $625 in cash and options at the then market price to purchase 500 shares for attendance at each formal telephonic meeting of the Board, or of a standing committee. During fiscal 2006, non-employee directors received the following compensation pursuant to this plan.

                                          Cash Compensation       Stock Options
                                          -----------------       -------------

              George J. Leon                   $ 9,375                7,500

              Jeffrey C. O'Hara (1)            $ 2,500                2,500

              Robert A. Rice                   $ 8,125                6,500

              Robert H. Walker                 $ 9,375                7,500

              (1) Effective August 2005, Mr. O'Hara became a Vice President of the Company, and was, therefore, no longer considered an outside director, and did not receive compensation for attendance at meetings. Mr. O'Hara's employment contract as Vice Pesident is discussed under Executive Compensation.

              (2) Messrs. Leon and Walker were compensated as members of both the Audit Committee and the Compensation Committee, and Mr. Rice was compensated as a member of the Audit Committee.


Compliance with Section 16(a) Beneficial Ownership Reporting
------------------------------------------------------------

          The Company first became subject to Section 16(a) of the Securities Exchange Act of 1934 in February 2004, when its shares were listed for trading on the Amex. Section 16(a) requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock. For the fiscal year ended March 31, 2006, the Company believes, based on reports filed with it, that all required reports under
Section 16 (a) have been filed.

           PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP
           -----------------------------------------------------------
                AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                ------------------------------------------------

          BDO Seidman, LLP currently serves as the Company's independent registered public accounting firm and that firm conducted the audit of the Company's consolidated financial statements for the fiscal years ended March 31, 2006, 2005, and 2004. The Audit Committee has appointed BDO Seidman, LLP to serve as its independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending March 31, 2007 and recommended to the Board that its appointment be submitted to the shareholders for ratification. The Board concurred with this appointment and with its recommendation. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

          A representative of BDO Seidman, LLP is expected to attend the meeting, will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.


Fees Paid to BDO Seidman
------------------------

For the fiscal years ended March 31, 2006 and 2005, professional services were performed by BDO Seidman, LLP, and fees were paid to it by the Company, as follows:

                                                          2006         2005
                                                          ----         ----

              Audit Fees                                $83,000      $73,000
              Audit-Related Fees                           --          2,800
                                                        -------      -------
              Total Audit and Audit-Related Fees         83,000       75,800
              Tax Fees                                     --           --
              All Other Fees                               --           --
                                                        -------      -------

                        Total                           $83,000      $75,800
                                                        =======      =======



Audit Fees. This category includes the audit of the Company's consolidated financial statements, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an auditing engagement.

Audit Related Fees. This category includes fees for consultation regarding new requirements imposed by Sarbanes-Oxley for internal control in 2005, and were approved by the audit committee pursuant to its policy described on following page. No fees were paid in this category in 2006.

Tax Fees. The Company paid no fees in this category to BDO Seidman in 2006 and 2005.

All Other Fees.  The Company paid no fees, in this category, in 2006 and 2005.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services
-------------------------------------------------------------------------------

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant. Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget. The auditor and management are required to report periodically to the Audit Committee regarding the extent of services performed and the amount of fees paid to date, in accordance with the pre-approval.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY WILL RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP. OFFICERS AND DIRECTORS WHO OWN OVER 50% OF THE OUTSTANDING STOCK HAVE STATED THAT THEY WILL VOTE THEIR SHARES FOR RATIFICATION. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.


Audit Committee Report
----------------------

          The Audit Committee:

          |X| reviewed and discussed the audited financial statements with respect to the year ended March 31, 2006 with management and with BDO Seidman, LLP, the Company's independent auditors;

          |X| discussed with BDO Seidman, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

          |X| discussed with BDO Seidman, LLP their independence, including receipt and review of the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees).

          Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10K for the year ended March 31, 2006, for filing with the Securities and Exchange Commission.


           Submitted by the Audit Committee


           /s/  Robert H. Walker     /s/  George J. Leon     /s/  Robert A. Rice
           ---------------------     -------------------     -------------------
           Chairman

PROPOSAL 3: RATIFICATION OF THE 2006 EMPLOYEES STOCK OPTION PLAN
----------------------------------------------------------------

          The Company's 2006 Employees Stock Option Plan was adopted by the Board of Directors, subject to ratification by the Company's stockholders. The Company's Board of Directors considers the 2006 Employees Stock Option Plan to be important to the Company's ability to appropriately compensate its directors, officers, employees, and consultants as the Company continues to grow.

          Shareholders had previously adopted the 2003 Employees Stock Option Plan, under which substantially all of the options have been granted. Therefore, the Board approved the 2006 Employees Stock Option Plan, and the terms are substantially the same as under the 2003 Employees Stock Option.

          The 2006 Stock Option Plan reserves for issuance options to purchase up to 250,000 shares of its Common Stock. All employees, directors and consultants are eligible to receive stock option grants under this plan. The Plan, which has a term of ten years from the date of adoption, is administered by the Board of Directors or by a committee appointed by the Board of Directors. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board of Directors. Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant. Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

          Stock options are long-term incentive awards, granted pursuant to the Company's Incentive Stock Option Plans which also provide the employee with tax benefits. Incentive stock options are not intended to be taxable upon exercise, and sale of the stock issued has preferential tax rates, assuming the required holding period is met. Options granted to an employee are based on individual performance and level of responsibility. The Committee and the Board consider the employee's contribution to the Company, any "special effort" on behalf of the Company, his leadership skills, and technical and management skills, as well as the total outstanding shares and options, in determining the of options to grant in any year.

          In fiscal year 2006 the Company filed an S-8 Registration Statement which permits employees to sell shares received upon the exercise of stock options in the open market, if they wish.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE 2006 EMPLOYEES STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY WILL RATIFY THE 2006 EMPLOYEES STOCK OPTION PLAN. OFFICERS AND DIRECTORS, WHO OWN OVER 50% OF THE OUTSTANDING STOCK HAVE STATED THAT THEY WILL VOTE THEIR SHARES FOR RATIFICATION. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

                               SECURITY OWNERSHIP
                               ------------------

The following table sets forth information known to the Company with respect to the beneficial ownership as of October 5, 2006, of the Company's Common Stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee,
(iii) the named Officers, and (iv) all current directors and executive officers as a group.


     Name and Address                      Number of Shares         Percentage
     ----------------                      Beneficially Owned       of Class (1)
                                           ------------------       ------------

     Named Directors and Officers
     ----------------------------

     Harold K. Fletcher, Director            550,102  (2)(3)            23.6%
     and  Chief Executive Officer
     728 Garden Street
     Carlstadt, NJ 07072

     George J. Leon, Director                329,727  (4)               14.2%
     116 Glenview
     Toronto, Ontario, Canada M4R1P8

     Robert J. Melnick, Director              39,200  (5)                1.7%
     and Vice-President
     57 Huntington Road
     Basking Ridge, NJ  07920

     Jeffrey C. O'Hara, Director             134,960  (6)                5.8%
     Chief Operating Officer & V.P.
     853 Turnbridge Circle
     Naperville, IL 60540

     Robert A. Rice, Director                 79,100  (7)                3.4%
     5 Roundabout Lane
     Cape Elizabeth, ME 04107

     Robert H. Walker, Director               49,843  (8)                2.1%
     27 Vantage Court
     Port Jefferson, NY 11777

     Donald S. Bab, Secretary                 82,034                     3.6%
     770 Lexington Ave.
     New York, New York 10021

     All Officers and Directors            1,300,879  (9)               53.9%
     as a Group (9 persons)

     (1) The class includes 2,299,881 shares outstanding plus shares outstanding under Rule 13d-3(d)(1) under the Exchange Act; the common stock deemed to be owned by the named parties includes stock which is not outstanding but is subject to currently exercisable options held by the individual named. The foregoing information is based on reports made by the named individuals.

     (2) Includes 24,681 shares owned by Mr. Fletcher's wife, and 4,254 shares owned by his son. Mr. Fletcher disclaims beneficial ownership of the shares owned by his wife and son.

     (3) Includes 34,000 shares subject to currently exercisable stock options owned by Mr. Fletcher. Mr. Fletcher also has convertible, subordinated Promissory Notes totaling $150,000. The Notes can be converted into newly issued common shares sat the conversion price of $2.50 per share (see Certain Relationships and Related Transactions).

     (4) Includes 299,517 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary and 19,060 shares subject to currently exercisable stock options. Mr. Leon acts as manager of the trust assets pursuant to an informal family, oral arrangement and disclaims beneficial ownership of the shares owned by the Trust.

     (5) Includes 5,600 shares subject to currently exercisable stock options owned by Mr. Melnick.

     (6) Includes 20,860 shares subject to currently exercisable stock options owned by Mr. O'Hara.

     (7) Includes 3,100 shares subject to currently exercisable stock options owned by Mr. Rice.

     (8) Includes 19,060 shares subject to currently exercisable stock options owned by Mr. Walker.

     (9) Includes 114,080 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

          During fiscal 2006, the Compensation Committee was composed of Messrs. Leon and Walker, neither of whom was or is an officer or employee of the Company, and neither of whom had a material business relationship with, or a loan from, the Company.

          Both members were independent as defined under the Securities Exchange Act of 1934, and under the rules of the Amex. The Company has no compensation committee interlocks or insider participation to report.

COMPENSATION COMMITTEE REPORT
-----------------------------

Overview
--------

          The Compensation Committee approves all compensation paid or awarded to senior executives, including the Chief Executive Officer. The Committee is made up only of non-employee directors who do not participate in any of the compensation plans they administer, except that stock options granted to directors are granted under the Employee Stock Option Plans, which are approved by the Committee and the Board of Directors.

          The Company's success depends on developing, motivating, and retaining executives who have the skills and expertise to lead the organization. The executive compensation program is designed to help achieve these objectives, and is comprised of the following three main components:

               o    Competitive base salaries
               o    Short-term rewards
               o    Long-term incentives

Competitive Base Salaries
-------------------------

          Each year the Committee evaluates the Company's salary structure, based on salaries paid by competitive companies, the Company's business performance, and general financial and economic factors. Specific weights are not given to these factors. Within the salary structure so determined, we determine individual executive salaries based on individual performance, level of responsibility, contribution to Company results, and experience. Based on this analysis, the Committee recommends the CEO's salary to the Board of Directors and approves salaries for other senior executives.

Short-Term Rewards
------------------

          The Company has a key man incentive compensation program. Each year the Committee determines upon a percentage of operating profits to be distributed among senior employees. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business.

          The percentage of operating profits so determined is then distributed to senior employees and to a category entitled "other", based on (a) the amount of the employee's base salary, (b) his contribution to the Company, (c) the results of that contribution, (d) an estimated amount of his "special effort" on behalf of the Company, (e) his technical expertise, leadership, and management skills, and (f) the level of the overall compensation paid employees performing similar work in competitive companies.

          A small portion of the overall incentive compensation is paid to "other" employees upon the recommendation of the CEO, based on the foregoing criteria and special circumstances for the fiscal year.

Long-Term Rewards
-----------------

          The Company grants long-term incentive awards, with a view toward long-term corporate performance and to develop and retain qualified employees.

          The Company uses stock options as long-term incentive awards, granted pursuant to the Company's Incentive Stock Option Plans which also provide the employee with tax benefits. The options, generally, have an exercise price equal to the market price at the time of grant, a number of limitations, and a five-year duration, with 20% of the awarded options vesting at the end of each of the first three years, and 40% at the end of the fourth year on a cumulative basis.

          The number of options granted to an employee is based on individual performance and level of responsibility. For this purpose, the Committee measures performance, in the same way as described above, for short-term awards. The Committee and the Board also consider the total outstanding shares and options, in determining the maximum number of options to grant in any year. The Company does not have required levels for equity holdings of senior management.

CEO Compensation
----------------

          Within the framework described above, the Committee determines the CEO's compensation by considering his contributions to the Company's business, the difficulty and progress of the business, the amount of revenues and profit earned, the return to shareholders, and his experience. The Committee does not think narrow quantitative measures or formulas are sufficient for determining the CEO's compensation and the Committee does not give specific weights to the factors considered, but the primary factors are the CEO's contributions and business results.

          In determining the CEO's total compensation, the Committee considered Mr. Fletcher's level of responsibility, his leadership, and his overall contribution as CEO. The Committee also considers the Company's financial resources in determining the CEO's overall compensation.

Summary
-------

          The Compensation Committee is responsible for seeing that the Company's compensation program serves the best interests of its shareholders and employees. The Committee's determination also considers compensation paid other employees in comparable corporations.

          In the opinion of the Committee, the Company continues to have an appropriate and competitive compensation program, which has served the Company and shareholders well. The combination of base salary, short-term bonuses, and emphasis on long term incentives, provides a balanced and stable foundation for effective executive leadership.

Submitted by the Compensation Committee

George J. Leon, Chair
Robert H. Walker



                  EXECUTIVE COMPENSATIONEXECUTIVE COMPENSATION

The following table and accompanying notes set forth information concerning compensation for the fiscal years ended March 31, 2006, 2005, and 2004.



                                                                # of Stock
                                                                  Option            Other (2) (3)
     Name and Principal position (1)     Year        Salary       Grants (4)        Compensation
     --------------------------------------------------------------------------------------------

     Harold K. Fletcher                  2006        $159,000         --              $  1,500
     Chairman of the Board               2005        $154,400       15,000            $  1,500
     President and Chief                 2004        $154,400         --              $ 14,500
        Executive Officer

     Jeffrey C. O'Hara   (5)             2006        $ 75,600       15,000                --
     Chief Operating Officer             2005            --           --                  --
                                         2004            --           --                  --

     Adam  Rachlin (6)                   2006        $124,000        6,000                --
     Vice President-Engineering          2005        $ 96,000       21,000                --
                                         2004            --           --                  --


     (1) Robert J. Melnick, Vice President and director, serves pursuant to a consulting contract that provided $81,700, $97,400, and $98,700 in compensation for each of the fiscal years 2006, 2005, and 2004, respectively, and has received, in fiscal 2005 and 2004, options to purchase 10,000 and 4,000 shares of common stock, respectively, exercisable at the market price on the date of grant.

     (2)  Includes $1,500 for the Company match in the Company's 401K Plan

     (3) Represents bonus based on the Company's profitability, except no bonus was paid in 2005 and 2006 (see note 3 below). See Note 12 of Notes to Consolidated Financial Statements in Form 10-K for related party transaction. The Company also pays medical and life insurance premiums for all its employees, which are not included above.

     (4) The incentive stock options are exercisable at 110% of the market price on the date of grant. Options are exercisable 20% at each of the first, second, and third anniversary of the grant, and at 40% at the fourth year, cumulatively. Employee stock options, see Note 15 of Notes to Consolidated Financial Statements.

     (5) Mr. O'Hara is employed pursuant to a contract which provides for a salary of $108,000 per year, since August 2005, as a Vice President, and since June 2006 as Chief Operating Officer..

     (6)  Mr. Rachlin is employed at annual salary of $125,000 in 2006. Mr.
          Rachlin began with the Company in May 2004, and was made Vice
          President in 2006.

                                                                              19



Stock Option Grants
-------------------

The following table sets forth information regarding grants of stock options to executive officers during 2006.


                                                   Individual Grants                                      Grant Date Value
                            -----------------------------------------------------------------             ----------------

                                                 % of Total Options
                           Number of             Granted to Employees
                     Securities Underlying               in
                       Options Granted              Fiscal Year        Exercise Price     Expiration         Grant Date
                       ---------------              ----------            Per Share          Date         Present Value ($)(3)
                                                                          ---------       ----------      --------------------
Name
------------------
Jeffrey C. O'Hara           15,000 (1)                   17                 $3.78           8/15/10            28,157

Adam Rachlin                 6,000 (2)                   7                  $3.55           2/28/11            10,577


          (1)  The stock options granted to Mr. O'Hara on August 15, 2005 were
               Incentive Stock Options granted pursuant to the Company's 2003
               Employees Stock Option Plan. Such options become exercisable cumulatively at a rate of 20%, 20%, 20%, and 40% on August 15, 2006, August 15, 2007, August 15, 2008, and August 15, 2009,
               respectively. Mr. O'Hara was also granted options for 2,000 shares as an outside director prior to becoming a Vice President.

          (2) The stock options granted to Mr. Rachlin on February 28, 2006 were Incentive Stock Options granted pursuant to the Company's
               2006 Employees Stock Option Plan, subject to shareholder approval at the 2006 Annual meeting. Such options become exercisable cumulatively at a rate of 20%, 20%, 20%, and 40% on February 28, 2007, February 28, 2008, February 28, 2009, and February 28,
               2010, respectively.

          (3) The fair value of these options on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions: volatility of 50%; risk-free interest rate of 5%, expected life of 5 years; and no future dividends. The dollar amount in this column is not intended to forecast potential future appreciation, if any, of the Company's Common
               Shares.


Aggregate Options Held and Year-End Option Table
------------------------------------------------

The following table provides information on options held (no options were exercised) during fiscal 2006, by the named executive officers, and the value of each of their respective unexercised options at March 31, 2006.

                                 Aggregated Options Held in Last Fiscal Year and FY-end Option Values
                                 --------------------------------------------------------------------

      (A)                                  (B)                       (C)                 (D)                        (E)
                                                                                           Number of        Value of  Unexercised
                                                                                 Unexercised Options        In-the-Money Options
                                                                                          FY-End (#)               FY-End ($) (1)

                                     Shares Acquired                   Value            Exercisable/            Exercisable/
Name                                 on Exercise (#)            Realized ($)           Unexercisable           Unexercisable
----                                 ---------------            ------------           -------------           -------------

Harold K. Fletcher                               ---                     ---           24,000/26,000         $15,640/$22,890
Jeffrey C. O'Hara                                ---                     ---           13,880/32,120          $9,952/$15,138
Adam Rachlin                                     ---                     ---            7,800/19,200                   $0/$0

(1) Calculated on the basis of fair market value of the underlying securities at March 31, 2006 less the exercise price.

                                                                                                                                20



Equity Compensation Plan Information
------------------------------------

In June 1998, the Board of Directors adopted the 1998 Employees Stock Option
Plan ("the Plan") which reserves for issuance options to purchase up to 250,000 shares of its Common Stock. The shareholders approved the Plan at the December
1998 annual meeting. The Plan, which has a term of ten years from the date of adoption is administered by the Board of Directors or by a committee appointed by the Board of Directors. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board of Directors. Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant. Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary. All options under this plan have been granted.

In May 2003, the Board of Directors of the Company adopted the 2003 Employees
Stock Option Plan which reserves for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 1998 Plan. The shareholders approved this plan at the November 2003 annual meeting. The terms are substantially the same as those for the 1998 Plan.

The Board of Directors of the Company adopted the 2006 Employees Stock Option
Plan which reserves for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 1998 and 2003 Plans, and is subject to shareholder approval. This Plan is expected to be submitted to the shareholders at the Annual Meeting.

The following table provides information as of March 31, 2006 regarding compensation plans under which equity securities of the Company are authorized for issuance.

      ------------------------------ ----------------------- ----------------------- -----------------------
                                                                                       Number of options
                                                                                      remaining available
                                     Number of securities      Weighted average       for future issuance
                                       to be issued upon       exercise price of         under Equity
          Plan category               exercise of options           options           Compensation Plans
      ------------------------------ ----------------------- ----------------------- -----------------------
      ------------------------------ ----------------------- ----------------------- -----------------------
       Equity Compensation
        Plans approved by
          shareholders                      356,350                  $2.81                  21,170
      ------------------------------ ----------------------- ----------------------- -----------------------
       Equity Compensation
      Plans not approved by
       shareholders (1) (2)                  43,500                  $3.56                  206,500
      ------------------------------ ----------------------- ----------------------- -----------------------

             Total                          399,850                  $2.89                  227,670
      ------------------------------ ----------------------- ----------------------- -----------------------

(1) the Company has individual employment agreements with ten individuals for the grant of 65,000 stock options with a weighted average exercise of $3.06 per share. These option grants have been approved by the directors, but not by the shareholders, and were included as consideration for their employment. 43,500 of these options are included in the 2006 Employees
     Stock Option Plan.

(2) 250,000 options, under the 2006 Employees Stock Option Plan, are being submitted for approval at this Annual meeting, and all options granted under this plan to date are conditional upon shareholder approval.

                                                                              21



                                PERFORMANCE GRAPH
                                -----------------


The following performance graph compares the five-year cumulative total return on the Company's Common Stock, to the S&P 500 Index, and to the S&P Electronics
Equipment Manufacturers, assuming $100 was invested on March 31, 2001, and that all dividends were reinvested. The Company did not pay dividends on the Common
Stock. These graphs are based on historical data and should not be considered indicative of future returns.


                                                      Comparison of Cumulative
                                                    Total Return To Shareholders
                                                (Includes reinvestment of dividends)


                                                 Base                             INDEXED RETURNS
                                                 Period                            Years Ending

 ----------------------------------------------------------------------------------------------------------------------------------
 Company / Index                                 Mar01          Mar02          Mar03          Mar04          Mar05          Mar06
 ----------------------------------------------------------------------------------------------------------------------------------
 TEL-INSTRUMENT ELECTRONICS CORP                  100           146.96         111.04         212.28         313.52         222.08
 ----------------------------------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                                    100           100.24          75.42         101.91         108.73         121.48
 ----------------------------------------------------------------------------------------------------------------------------------
 S&P 500 ELECTRONIC EQUIPMENT MANUFACTURERS       100            75.15          38.36          76.17          61.16          87.67
 ----------------------------------------------------------------------------------------------------------------------------------



                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN


                                [GRAPHIC OMITTED]

                                                                                                                                22

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------


          In March 1997, the Company issued convertible, subordinated Promissory Notes to its Chairman/CEO in payment of accrued compensation and accrued expenses due him. Seven Notes were originally issued, each in the face amount of $50,000, and payable seriatim in consecutive years between 1999 and 2005. The maturity dates on several notes were extended by agreement.

          As of March 31, 2006 and 2005, the total principal amount of the remaining unpaid Notes amounted to $150,000 and $200,000, respectively. Effective October 1, 2003, the interest rate was reduced to 4.5% on all matured but unpaid Notes. The Company is required to prepay the outstanding balance of the Notes, and any accrued interest thereon, if the Company sells all or substantially all of its assets. The Notes can be converted into newly issued common shares of the Company at the conversion price of $2.50 per share. The conversion prices shall be adjusted for any stock dividends, stock issuances or capital reorganizations. The Notes may be redeemed by the Company, prior to maturity, upon giving written notice of not less than 30 days or more than 60 days, at a redemption price equal to 120% of the principal, if redeemed two years or more prior to the maturity date, or to 110% of the principal, if redeemed more than one year, but less than two years, prior to the maturity date.

          In May 2004, the Company and its Chairman/CEO renegotiated the terms of the Notes. The five then remaining unpaid Notes became payable seriatim in consecutive years beginning March 31, 2005. $50,000 was paid on March 31, 2005. Any matured, but unpaid Notes, accrue interest at the rate of 4.5% per year. On March 31, 2006, the $50,000 note due was converted into 20,000 restricted shares of common stock.

          The Company has a consulting arrangement with a corporation owned by Mr. Melnick, pursuant to which Mr. Melnick is employed by the Company for a fee paid to his corporation. In fiscal 2006, the Company paid Mr. Melnick's corporation a fee of $81,700, pursuant to this arrangement.

          In August 2005, the Company entered into a consulting arrangement with Mr. Jeffrey O'Hara, the son-law of Mr. Harold K. Fletcher, President and CEO, pursuant to which Mr. O'Hara was retained as a Vice President - Director of Operations, at a base compensation of $10,000 per month. Mr. O'Hara had committed to a minimum 40 hour per week work schedule at the Company's facilities in New Jersey. Mr. O'Hara will participate in the Company's key man incentive plan, and received options to purchase 15,000 shares of common stock, pursuant to the Company's Employee Stock Option Plan, exercisable at the market price at the date of grant. In June 2006, Mr. O'Hara was appointed Chief Operating Officer and a contract to provide a salary of $108,000 per annum and expenses.

                             SHAREHOLDER PROPOSALS
                             ---------------------


Proxy Materials
---------------

          If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2007 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp, 728 Garden St., Carlstadt, NJ 07072, Attn: Joseph P. Macaluso, no later than July 5, 2007. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

Annual Meeting
--------------

          A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or a nomination, which the shareholder intends to submit at the annual meeting, 45 days before the anniversary of the date on the prior year's Proxy Statement. If the Company does not receive such written notice, prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board of Directors, in respect of such proposal or nomination.

          No shareholder proposals or notices were received in connection with the 2006 meeting.

          To be timely for the 2007 Annual Meeting, written notice must be received by the Company at the above address, prior to September 19, 2007.

          ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q
          ------------------------------------------------------------

          A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2006, and a copy of our quarterly report on Form 10-Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Joseph P. Macaluso.

                                            Sincerely,

                                            TEL-INSTRUMENT ELECTRONICS CORP



                                            /s/  Harold K. Fletcher
                                            -----------------------------------
                                                 Harold K. Fletcher
                                                 Chairman of the Board




Carlstadt, New Jersey
November 3, 2006

                                       TIC
                                 TEL INSTRUMENT
                                ELECTRONICS CORP.



November 3, 2006

To Our Shareholders:

Managing in a business environment fraught with change and uncertainty continues to be a challenge for the Tel management team. While our mid-to-long-term outlook has never been better, the near-term investment required to complete the design and testing of two new cutting edge test sets currently under US Navy contracts, combined with an extended interval of reduced revenues, due in part to the completion of the AN/APM480 program, has resulted in losses for fiscal year 2006 (FY06) and at least the first half of FY07. Management has responded to the drop in revenues by aggressively attacking all operating cost elements, with the notable exception of the engineering R&D budget which will remain at historically high levels through the end of this FY07 in support of the two USN contracts.

In March 2005 Tel was awarded the critically important US Navy CRAFT contract for a multi-functional flight line test set, since designated the AN/USM-708. This unit combines the function of several test sets into one and is the only Mode 5 IFF ("Identification, Friend, or Foe") test unit now under government contract. The engineering design is being completed and the fabrication of 15 prototype units will begin shortly. These units will undergo customer design validation testing beginning in spring 2007, with production scheduled to begin in spring 2008. The contract has options for up to 750 units which, if exercised, would add about $14 million to Tel's backlog and to projected revenues over a several year period. Given the unique nature of the design, this unit could also generate significant sales to other military customers, both domestically and overseas. Finally, the AN/USM-708 contract includes optional requirements for testing encrypted communications which, if exercised, could represent a significant expansion in Tel's core business.

In July 2006 Tel was awarded a second major US Navy contract for an Intermediate Level TACAN Test Set (ITATS). This contract has options for approximately 150 units with a total value of over $12M; the initial work authorization was $4.4M. Tel will be working with two designated sub-contractors and, as a result, this program will not entail the same level of Tel engineering effort as CRAFT. This award has been challenged to the General Accountability Office by a loser in this competition and, consequently, our contract is currently on hold while the Navy responds to the GAO. While the Company remains optimistic as to the outcome of this protest, it will delay deliveries until calendar 2008. Given the unique nature of the design, this unit could also generate significant sales to other military customers, both domestically and overseas.

From a personnel standpoint, Tel has continued to upgrade its management team with key changes including the appointment of Jeff O'Hara to the position of Chief Operating Officer and the promotion of Adam Rachlin as V.P. of Engineering. The Company is currently recruiting a senior marketing professional for its staff in Carlstadt to help maximize the return on the new technologies being introduced over the next year. Transitioning responsibilities to the new management team continues and this team will form a solid foundation for Tel's future profitable growth.

Fiscal Year 2006
----------------

Enclosed is the Company's Annual Report to the SEC on Form 10-K for the fiscal year ending March 31, 2006 (FY06). FY06 sales increased modestly to $11.2 million from $10.5 million in FY05, although the Company experienced a loss of $592,000 versus essentially a break even result the prior year. A major component of this drop in net income was due to losses and restructuring charges for Tel's marine systems division, Innerspace Technologies, Inc. (ITI). Profitability was also negatively impacted by record R&D charges related primarily to the AN/USM-708 engineering program.

First Quarter of Fiscal Year 2007
---------------------------------

Also enclosed is the Company's Quarterly Report to the SEC on Form 10-Q for the three months ending June 30, 2006. Compared to last year's first quarter, sales decreased from $3,150.978 to $1,765,051 (44%) and income before taxes decreased from $57,991 to a loss of $451,546. Tel is in a transitional phase between the completion of AN/APM-480 deliveries and the commencement of AN/USM-708 production deliveries. This significant decrease in government revenues for the quarter ended June 30, 2006, resulted in a reduction in gross profit and cash on hand. Income as a percentage of sales was adversely impacted by costs associated with increases in sales, marketing, and product development activities, and by the continuing but reduced loss from the ITI marine systems division. In recognition of this situation, the Company adopted, in March 2006, a profit improvement plan to reduce S,G,&A expenses, although R&D expenditures will remain high in support of the AN/USM-708 program.

Avionics commercial sales remained relatively stable at $642,068 for the first three months of the current fiscal year, as compared with a year earlier, because of continuing commercial airline financial difficulties. Avionics government sales decreased 58% for the first quarter of FY07 to $1,003,550, as compared with $2,373,035 in FY06 which included T-36M and T-47N shipments to the US Army and, through our distributor, T-47N shipments so the Royal Australian Air Force. This first quarter decrease was partially offset by revenues associated with the test and documentation on the CRAFT program. Export orders continue to be generated by our distributors in England, Italy, Spain, and Australia, and the Company continues to pursue opportunities in overseas markets. ITI sales were $121,433 for the three months ending June 30, 2006, as compared to $215,871 for the same period last year; a decrease in sales of specialty systems to the dredging industry was partially offset by an increase in the sale of sounders.


Backlog and Personnel
---------------------

Backlog, as of June 30, 2006, was approximately $4,300,000, as compared to about $6,300,000 one year earlier, not including the $4.4 million ITATS contract authorization. Tel's current work force is 56, compared to 61 one year earlier. The Company has made staffing reductions in both manufacturing and in its Innerspace Technology subsidiary but has added engineers to facilitate the completion of the AN/USM-708 program and ramping up the ITATS.

Research and Development
------------------------

In recent years, our product design effort has been focused increasingly on the AN/USM-708, on evolving the T-47 family, and on refining our "legacy" products. These evolving designs incorporate advanced hardware and software modules which were developed for the AN/USM-708 and we believe that these technologies will have a number of other applications. While no assurances can be given for any new products, management believes they will be leading edge products which should do well in the competitive marketplace.

Financial
---------

At June 30, 2006, the Company had positive working capital of $4,080,177, as compared to $4,302,369 at March 31, 2006. The Company's credit agreement with Bank of America remains at $1,750,000, against which there has been no takedown. Based upon its working capital, backlog, and credit agreement, management believes the Company has adequate funding for its operations for at least the next 18 months.

Shareholder Relations
---------------------

The Company has continued to issue press releases covering quarterly earnings and other significant events. As previously reported, TIC began trading on the AMEX in February, 2004. Closing prices in the AMEX market (symbol: TIK) during the second quarter of calendar year 2006 ranged between $3.49 and $2.00 per share. Management continues to believe the stock price does not reflect Tel's true value and the decision was made earlier this year to suspend all investment banking activities until the successful roll-out of the CRAFT product.

Other Initiatives
-----------------

Other initiatives of the last year include: (1) continuing our search for cost reduction and efficiency increase initiatives, (2) continuing our investment in state-of-the-art test equipment and computer-based design tools to support our new product development, and (3) investigating possible new products and markets to broaden our capabilities. Although these initiatives are ongoing, all have yielded positive results.

The Board of Directors and we wish to thank you for your continued support and we hope to see you at the annual shareholders' meeting on December 6, 2006. Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed proxy, and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters properly brought before the annual meeting.

Sincerely,


/s/                                         /s/
---------------------------------------     -----------------------------------
     Harold K. Fletcher, Chairman,               Jeffrey C. O'Hara,
     President, and CEO                          Vice President and COO

                        TEL-INSTRUMENT ELECTRONICS CORP.
                                      PROXY
                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 6, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




          The undersigned hereby appoints Harold K. Fletcher and Robert J. Melnick each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Tel-Instrument Electronics Corp., that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on December 6, 2006 or any adjournment thereof, upon such business as may properly come before the meeting, including the necessary items set forth below:

1.   ELECTION OF DIRECTORS:

         NOMINEES RECOMMENDED BY THE DIRECTORS:  Harold K. FIetcher;
                  George J. Leon; Jeffrey C. O'Hara; Robert J. Melnick; Robert A. Rice; Robert H. Walker

         Mark One Box Only:
         ------------------

         |_|      FOR ALL NOMINEES (except as marked to the contrary below); or


         |_|      WITHHOLD AUTHORITY to vote for all Nominees.

         To withhold authority to vote for an individual Nominee, write that Nominee's name in the space below:





2. Ratify appointment by the Company of BDO Seidman, LLP as the registered public accounting firm for the 2007 fiscal year.


                     |_|   For       |_|  Against       |_|   Abstain

3. Ratify the 2006 Employees Stock Option Plan approved by the directors under which 250,000 shares of common stock will be reserved for issuance to employees, directors and consultants.

                     |_|   For       |_|  Against       |_|   Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                            Dated:                       , 2006
                                                   ----------------------



                                            -----------------------------------
                                            Signature



                                            -----------------------------------
                                            Signature if held jointly






               (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE)